Exhibit 10.1

Share Transfer Agreement

Transferor:   Hedetang Holdings Co., Ltd. (hereinafter referred to as "Party A" )

Transferee: Shaanxi New Silk Road Kiwifruit Group Inc. (hereinafter referred to as "Party B")

After negotiation and by mutual agreement, the parties reached agreement on the transfer of 51% equity of Shaanxi Guoweiduomei Beverage Co,. Limited (hereinafter referred to as "Guoweiduomei") from Party A to party B as follows:

Article 1    Equity Transfer

Party A agrees to transfer 51% equity (hereinafter referred to as the "Shares") of its wholly owned subsidiary Guoweiduomei (representing the corresponding original capital contribution of 102 million RMB to the registered capital of Guoweiduomei by Party A) to Party B, and Party B agrees to purchase the Shares.

Article 2    Transfer Price and Payment Terms and Methods

2.1  The tentative total transfer price of the Shares is 300 million RMB (three hundred million RMB) and the final transfer price for the Shares shall be subject to and settled according to the valuation report to be issued by the appraisal firm jointly engaged by both parties.

2.2  Within six months of the effective date of this Agreement, Party B shall pay the total transfer price ( tentatively 300 million RMB) to Party A by bank transfer. Party B could also entrust a third-party to make such payment. If Party B fails to pay the total transfer price within 6 months due to the delay of the approval process from a higher level authority which has control over Party B, upon the negotiation and agreement by the parties, Party B can receive an extension for the payment time up to twelve months from the effective date of this Agreement to finish the payment for the total transfer price.

Article 3    Rights and Obligations

3.1  Upon the execution of this Agreement, Party B shall begin to enjoy the rights and assume the responsibilities as the 51% shareholder of Guoweiduomei.

3.2  Because Party B is a state-owned enterprise and any of its investment needs to be approved by the higher level administrative authority, Party B has the right to terminate this Agreement unilaterally if it fails to receive the approval from such administrative authority within one year from the signature date of this Agreement. However, Party B shall cooperate with Party A to complete the equity ownership change process with local State Administration of Industrial and Commerce ("SAIC") within 15 days of such termination of this Agreement.

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Article 4    Warranties

4.1  Party B should ensure timely and full payment for the equity transfer price.

4.2  Party A should cooperate with Party B to complete the administrative process with local SAIC, taxation departments and other government authorities regarding to the equity transfer, in order to assure the normal operation of Guoweiduomei.

Article 5    Credits and Debts

There is no debt or credit between Party B and Party A at the time of signing this Agreement.

Article 6    Termination of Agreement

If Party B fails to pay the equity transfer price to Party A pursuant to this Agreement after Party B acquires 51% equity of Guoweiduomei, Party A has the right to terminate this Agreement. Within 7 days after Party A issues a written notice to Party B for such termination, Party B shall cooperate with Party A to transfer 51% equity of Guoweiduomei back to Party A.

Article 7    Breach

After this Agreement becomes effective, both parties should actively fulfill their relevant obligations relating to the equity transfer pursuant to this Agreement. Any breach of the provisions of Equity Transfer and Warranties under this Agreement will be considered as a breach of contract, and the breaching party shall assume the liability for such breach and pay a breaching penalty at 5% of the tentative equity transfer price.

Article 8    Settlement of Disputes

Any dispute arising out of or in connection with this Agreement shall be settled through friendly consultation. If no agreement can be reached, either party can file a lawsuit to the local court where this Agreement is signed.

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Article 9    Signing, Effectiveness and Others

9.1  This Agreement shall take effect on the date when it is signed by both parties.

9.2  If there is any disparity between this Agreement and any documents or letters singed by the parties before this Agreement, this Agreement shall prevail.

9.3  Any matters not covered in this Agreement can be settled in a supplementary agreement after negotiation and agreed by both parties.

9.4  This Agreement is executed in four originals. Each party keeps two original copies.

(No text below, signature page follows)

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Transferor: Hedetang Holdings Co., Ltd.

Legal Representative:

Transferee: Shaanxi New Silk Road Kiwifruit Group Inc.

Legal Representative:

Date:                 , 2016

Place: Mei County ● Baoji City ● China

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